EXHIBIT 10.10

                                                                 EXECUTION DRAFT

                           COMM SOUTH COMPANIES, INC.

                          COMMERCIAL SERVICES AGREEMENT

                  1. Local Dial Tone Service; Rates. Comm South Companies, Inc. ("CSC"), a Texas corporation operating as a debtor-in-possession under Chapter 11 of Title 11 of the United States Bankruptcy Code, as amended, hereby agrees to provide, and the corporation whose name and address are set forth under the caption "Subscriber" on the signature page to this Agreement ("Subscriber") hereby agrees to accept from CSC, local telephone service for the pay telephones identified on Exhibit "A" attached to this Agreement and incorporated herein by this reference (the "Service" or the "Services"), which pay telephones are now or in the future owned or controlled by or associated with Subscriber (the "Eligible Phones"), upon the terms and subject to the conditions set forth in this Agreement and consistent with applicable federal and state laws, rules and regulations. CSC and Subscriber mutually agree that such Exhibit "A" may be amended from time to time to add additional Eligible Phones or remove Eligible Phones that are no longer in service. Subscriber agrees to provide CSC with a minimum of ten thousand five hundred (10,500) mutually agreed upon Eligible Phones for exclusive Services (the "Minimum Commitment") during the first ninety (90) days of the Initial Term and to maintain such Minimum Commitment for the remainder of the Initial Term.

                  Subscriber agrees to pay for Service according to CSC's published rates or applicable tariffs (the "Rates and Tariffs"), which may be updated from time to time at CSC's sole discretion. A summary of the current applicable Rates by state and zone are listed on the attached schedule identified as Exhibit "B" (the "Current Rate Schedule"), a copy of which is attached hereto and incorporated herein by reference. The parties hereto recognize and agree that the Current Rate Schedule is an integral part of this Agreement and that the savings to be realized by Subscriber in connection therewith represent a material inducement for Subscriber to enter into this Agreement. In the event CSC shall be subject to any Rate, cost or Tariff increase, or Carrier Access Billing rates decrease during the term(s) of this Agreement, upon thirty (30) days advanced written notice to the Subscriber, the Subscriber shall immediately thereafter pay such increase upon receipt of invoice. As identified on the Current Rate Schedule CSC's rates

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EXHIBIT 10.10

will vary based on the location of the Eligible Phone. Charges for each line shall commence the date service is first provided as reasonably determined from CSC's books and records. If Subscriber has not previously done so, Subscriber shall promptly furnish CSC with Exhibit "A" which identifies and lists the Eligible Phones, the corresponding telephone numbers and physical locations (with street address) of such Eligible Phones, and such other information as CSC may reasonably request (the "Line Roster"). Any revision or update to the Line Roster shall be implemented by written amendment to this Agreement. Subscriber will keep the Line Roster current, and promptly notify CSC of any additions or deletions to the Line Roster. Subscriber agrees that each addition to the Line Roster shall be an Eligible Phone and shall be furnished Service at CSC's then effective rates, as set forth in the Rates and Tariffs then published with respect to such Eligible Phone. Service shall be terminated at any Eligible Phone and removed from the Line Roster subject to Section 4 hereof. Subscriber agrees that the Rates and Tariffs shall be increased by CSC if the applicable local exchange carrier or wholesaler files a tariff which causes CSC's costs to provide Service to increase over the cost to provide Service in effect on the date of this Agreement. Furthermore, CSC agrees that the Rates and Tariffs shall be decreased by SCS if the applicable local exchange carrier or wholesaler files an applicable tariff which results in CSC's costs to provide Service to decrease over the cost to provide Service in effect on the date of this Agreement. In the event that CSC offers a Rate that is at least 10% lower than the Rate charged to Subscriber under this Agreement (the "Reduced Rate") to a customer similarly situated to Subscriber at such time, CSC shall offer such Reduced Rate to Subscriber.

                  2. Letter of Agency. Subscriber hereby selects CSC as the sole and exclusive local service provider for all Eligible Phones identified on Exhibit "A". CSC is hereby authorized to act in the full capacity of a local service provider in terms of providing all local exchange services, exchange access services, and moves, adds and changes as may be further directed in writing by Subscriber. Service shall be defined to include an automatic "freeze" or "hold" on any further requests to change Subscriber's presubscribed long distance carrier so that no request for change shall be processed by CSC except those received in writing from Subscriber and signed by a duly authorized officer (CEO, CFO or General Counsel). Subscriber understands and agrees that each pay telephone line contemplated under this Agreement can have only one local service provider, and accordingly, Subscriber hereby represents, warrants

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EXHIBIT 10.10

and covenants to and with CSC that the Eligible Phones are not subject to any other contract for local service other than as expressly set forth in this Agreement.

                  3. Termination and Cancellation Terms. This Agreement shall commence on the date that it is executed by CSC (the "Effective Date") and shall continue in full force and effect for a period of twelve (12) months thereafter (the "Initial Term"). This Agreement shall renew automatically for a term equal to the Initial Term of this Agreement unless Subscriber provides written notice to CSC of its intention to terminate this Agreement at least ninety (90) days prior to the end of the Initial Term. In the event of any termination of this Agreement by Subscriber prior to the end of the Initial Term (other than Termination for Convenience or a Termination for Material Breach as provided below) Subscriber will pay CSC as liquidated damages, and not as a penalty, an amount equal to fifty percent (50%) of the monthly local access fee multiplied by the number of months remaining from the date of termination through the end of the term of the Agreement multiplied by the number of Eligible Phones as identified on Exhibit "A", as may be amended from time to time. After the Initial Term of this Agreement, Subscriber may terminate this Agreement at any time for convenience upon thirty (30) days written notice to CSC. For purposes of this Agreement, "Material Breach" shall mean that CSC is unable to provide Service to more than ten percent (10%) of the Eligible Phones for more than forty-eight (48) consecutive hours (a "Major Outage"), where such Major Outage is not due to an event of Force Majeure (as defined in Section 12 hereof). Subscriber may terminate this Agreement upon the occurrence of Material Breach by delivery of written notice to CSC after the occurrence of a Material Breach in the event that such Material Breach is not cured by CSC within forty-eight (48) hours from CSC's receipt of such written notice. Notwithstanding the foregoing, in the event there are more than two (2) Major Outages during any twelve-month period that this Agreement is in effect, Subscriber shall be entitled to terminate this Agreement upon thirty (30) days advance written notice to CSC. After the Initial Term, Subscriber may terminate this Agreement for convenience upon sixty (60) days advance written notice to CSC.

                  4. Invoicing and Payments. CSC will invoice Subscriber for all Services to be provided hereunder monthly in advance, and will invoice Subscriber for any charges incurred above the basic Service for the prior month. All such invoices shall be due and payable upon the

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EXHIBIT 10.10

terms and subject to the conditions set forth in Exhibit "C" attached to this Agreement and incorporated herein by this reference.

                  5. Quarterly Financial Statements. During the Initial Term and any Renewal Term, CSC shall provide Subscriber with quarterly unaudited financial statements, which shall include but not be limited to, a Balance Sheet, Income Statement and Cash Flow Statement. CSC represents and warrants that, to the best of its knowledge and belief, it will not be required to provide a line deposit to the local exchange carrier in order to provide the Service contemplated by this Agreement.

                  6. Ownership of Regulatory Receipts. Subscriber shall retain the rights to receive any and all regulatory receipts or refunds relating to the Eligible Phones, including but not limited to, refunds of end user common line charges, new services test refunds, dial around compensation refunds, and refunds of federal, state and local sales or excise taxes (the "Regulatory Receipts"). In the event CSC receives any Regulatory Receipts on behalf of Subscriber, CSC shall immediately forward the full amount of any Regulatory Receipts to Subscriber.

                  7. Governing Law and Regulatory Requirements. Subscriber shall comply with laws, rules, regulations and tariffs affecting the Subscriber's obligation in conjunction with the provision of CSC's Services. CSC's Rates and Tariffs, as updated or amended, are incorporated herein by reference the same as if set forth herein in the entirety and as amended from time to time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York. All disputes between the parties shall be submitted to the binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Venue for arbitration of any disputes arising under this Agreement shall be New York, New York. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

                  8. Notice. Notice shall be deemed to have been received upon receipt of a postage-prepaid letter, telephone facsimile transmission (with receipt confirmed), or overnight

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EXHIBIT 10.10

delivery service provided by a recognized carrier. Notices to Subscriber and CSC shall be addressed to the addresses on the signature page of this Agreement.

                  9. Attorneys' Fees. If legal action is brought by either of the parties hereto, it is expressly agreed that the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, in addition to any other relief as may be awarded.

                  10. Liability of CSC. CSC MAKES NO WARRANTIES WITH RESPECT TO THE SERVICES AND DISCLAIMS ALL EXPRESS, IMPLIED AND STATUTORY WARRANTIES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE; AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                  11. Indemnification. Subscriber agrees to indemnify, protect, defend and hold harmless CSC from and against any claim, suit, proceeding or other action for any personal injury or death, or any loss or damage of property of any type, caused or claimed to have been caused by any act or omission on the part of Subscriber, its employees, contractors, agents, patrons, guests, or persons on its premises, or by any installation, operation, failure to operate, maintenance, removal, presence, condition, location, or use of CSC's equipment that is not the direct result of CSC's willfully negligent conduct.

                  12. Force Majeure. Neither party to this Agreement shall be responsible or liable to the other for delays or failures in performance of this Agreement resulting from: (1) acts or occurrences beyond the reasonable control of one or both parties (including, without limitation, any fire, explosion, power failure, lightning, severe weather, acts of God, war, terrorism, revolution, civil commotion, infection of telephones or tools by a software virus, any law, order, regulation, ordinance or requirement of any government or legal body (or any representative of any such governmental body);
(2) the failure of the RBOC or other line owner to provide timely services to CSC (including, without limitation, any failure of RBOC or other line owner service that results, directly or indirectly, in a Material Breach under this Agreement); or (3) labor unrest (including, without limitation, strikes, slowdowns, picket-lines, and boycotts whether primary or secondary, and without regard to whether such labor unrest could have been

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EXHIBIT 10.10

settled by acceding to the demands of labor organization). In such event, the party whose performance is directly affected by any such circumstances shall be excused from such performance on a day-to-day basis to the extent of the interference. If such excuse of the performance of the directly affected party shall prevent related performance by the other party, then the performance of the other party shall also be excused on a day-for-day basis to the extent of the indirect interference. In the event that any such event of Force Majeure shall continue for more than fifteen (15) days, then the parties shall enter into good faith negotiations directed toward a mutually acceptable resolution of outstanding obligations. If the event of Force Majeure shall continue for more than thirty (30) days, then this Agreement may be considered terminated without any penalty to CSC or to Subscriber.

                  13. Representations and Warranties. CSC hereby represents and warrants that it is able to, and will comply with quarterly reporting and other obligations as necessary to allow Subscriber to collect dial-around compensation ("DAC") on calls made from the Eligible Phones. Subscriber hereby represents and warrants that it is a corporation duly incorporated, validly and existing and in good standing in the jurisdiction of its incorporation and has the necessary corporate power and authority to carry on its business, enter into this Agreement and perform its obligations hereunder. Subscriber agrees to work with CSC in good faith to provide necessary information to permit CSC to forward the necessary quarterly reporting data to the appropriate national clearing houses to insure that Subscriber receives any and all DAC to which it may be entitled.

                  14. Counterparts. This Agreement may be executed in two facsimile counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same enforceable instrument.

                  15. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns whether by contract or operation of law, it being specifically understood and agreed that in the event the Subscriber may be merged into, purchased by or its assets sold to a third-party, this Agreement shall continue to be binding upon such third-party. In the event CSC shall be dissolved or liquidated, this Agreement shall terminate upon written notice to Subscriber; however, in such

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EXHIBIT 10.10

event, CSC shall cooperate with Subscriber in transferring the Eligible Phones to a local access provider designated by Subscriber. CSC shall make available to the new provider any and all information in order to facilitate an orderly transition of Services. Except as otherwise provided herein, this Agreement shall be amended, revised, updated or modified only by a writing executed by both parties.

                  IN WITNESS WHEREOF, the parties below hereby execute this Agreement, including all of the provisions written in this Agreement and incorporated herein by reference, as of the Effective Date.

CSC:                                                    SUBSCRIBER:
---                                                     ----------
COMM SOUTH COMPANIES, INC.                              DAVEL COMMUNICATIONS, INC.

By: /s/  JOHN E. MCCLURE                                By: /s/ WOODY MCGEE     12-29-03
    ----------------------------------------                    -----------------------------
Name: John E. McClure                                   Name: Woody McGee
Title: President and Chief Executive Officer            Title: Chief Executive Officer
Address:                                                Billing Address:
2909 N. Buckner Rd. - Suite 800                         200 Public Square, Suite 700
Dallas, Texas 75228                                     Cleveland, Ohio 44114
Contact Name:                                           Contact Name: W. M. McGee
             -------------------------------            Contact Telephone: 216-875-4335
Contact Telephone:
                  --------------------------
Date: DECEMBER 29, 2003

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EXHIBIT 10.10

                                    EXHIBIT C

                             INVOICING AND PAYMENTS

1. Monthly invoices shall be payable in two (2) equal installments weekly commencing five (5) days during the first 2 months of this agreement, and then ten (10) days thereafter, following Subscriber's receipt thereof (the "Due Date").

2. Payments received more than ten (10) days after the Due Date will be assessed a late charge of one and one-half percent (1.5%) per month.

3. CSC will deliver billing to Subscriber in a mutually acceptable electronic format.

4. CSC shall have the right to terminate Service, with seven days advanced written notice, if Subscriber fails to make payments within fifteen
         (15) days following the Due Date.

5. In the event the Service for a line is disconnected due to non-payment, CSC will charge a per line reconnection fee in accordance with the amounts identified on Exhibit B to this Agreement. Providing Subscriber notifies CSC of its intent to disconnect Services on an Eligible Phone (the "Disconnect Notice" and the "Disconnected Phone"), Subscriber shall have no obligation to pay CSC monies for Services related to a Disconnect Phone after the effective date of the Disconnect Notice, provided Subscriber has given sufficient notice, regardless of whether CSC properly or timely disconnects Service to the Disconnected Phone. The effective date will be generally four (4) business days after disconnect notice is received.

6. Should Subscriber become insolvent and /or not make two (2) timely payments in accordance with terms outlined in this agreement, CSC at its sole discretion may require Subscriber to pay a deposit of an amount that does not exceed one-half (1/2) of the average prior monthly billing(s).

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